INTEGRATED                                                         EXHIBIT 10.13
SYSTEMS
LOGO                         1988 Stock Option Plan
                         Stock Option Exercise Agreement

I hereby elect to exercise the number of shares of Common Stock, as set forth below:

Optionee:         __________________ Grant Number:          ____________________
Social Security #:__________________ Date of Option Grant:  ____________________
Address: ___________________________ Number of Shares to Exercise: _____________
         ___________________________ Exercise Price per Share: _________________
Type of Option: [ ] Nonqualified Stock Option  Total Exercise Price:____________
                [ ] Incentive Stock Option

The method I choose to exercise these shares is indicated below:

[ ] Cash: Attached is a check in the amount of $_____________ payable to Integrated Systems, Inc. for the total exercise price of these shares. If I am exercising a nonqualified option, a second check in the amount of $___________ is attached to pay for the taxes due on the day of exercise (I understand these taxes will be calculated for me.)

__________     Please instruct the transfer agent to issue the certificate in my name and mail it to me at my home address listed above.

__________     Please  instruct the transfer  agent to issue the  certificate in street name and mail it directly to the broker listed below:

               _______________________________________ (Broker Name)

               _______________________________________ (Company Name)

               _______________________________________ (Street Address)

               _______________________________________ (City, State, Zip Code)

               _______________________________________ (Phone Number)

               _______________________________________ (Fax Number)

               _______________________________________ (Account Number)

[ ] Same-Day-Sale: I choose to pay for the exercise of this option and any taxes due on the day of exercise from the proceeds of a same-day-sale through Hambrecht & Quist, Inc. I further understand that I am guaranteed the bid side net price through this broker with no transaction or service fees. I have indicated below if I wish to sell at market price or if I choose to specify a selling price (a "good until canceled" order).

         _____  I choose to sell my shares at market price.
         _____ I choose to sell my shares at the specified price of $__________ per share.

[ ] Payment from Margin Account: I choose to pay for the exercise of this option and any taxes due on the day of exercise from my margin account at Hambrecht & Quist, Inc. I have sufficient funds in my account to cover these costs.

     Tax Consequences. Optionee understands that optionee may suffer adverse tax consequences as a result of optionee's purchase or disposition of the shares. Optionee represents that optionee has consulted with any tax consultant(s) optionee deems advisable in connection with the purchase or disposition of the shares and that optionee is not relying on the company for any tax advice.

     Entire Agreement. The Plan and Grant are incorporated herein by reference. This Exercise Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Date:    ________________________             _________________________________
                                                    Signature of Optionee

Approved:       _________________             _________________________________
                                                         Printed Name

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